Exhibit 10.21

STOCKHOLDERS AGREEMENT

This Stockholders’ Agreement (“Agreement”) dated as of May 24, 2000, is by and between Roger R. Adams (“Adams”) and Robert J. Ward (“Ward”).

Whereas, Ward has contributed substantial benefits to Adams, and Adams has agreed to provide Ward with certain protection from dilution of Ward’s interest in Heeling, Inc., a Nevada corporation (the “Corporation”);

Whereas, Adams and Ward desire to provide for the non-dilution of the one percent (1%), fully diluted ownership interest that Ward’s 10,000 shares of the common stock of the Corporation initially represents in the Corporation;

NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Dilution Protection Covenant. On the terms and conditions set forth herein, Adams agrees to cause Ward’s ownership interest in the common stock of the Corporation (“Common Stock”) to continue, at all times, to constitute one percent (1%), on a fully diluted basis. To satisfy this obligation, Adams agrees to do the following:

a.                                       At closing, when Ward is issued 10,000 shares of the Common Stock and Adams is issued 290,007 shares of the Common Stock, Adams agrees to have the following legend placed on 205,035 of Adams shares of the common stock of the Corporation and all shares of Common Stock subsequently obtained by Adams after closing representing or issued in respect of the initial 205,035 shares covered hereby, and any securities issued in exchange therefor (collectively, the “Legended Shares”):

THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MAY 24, 2000. THE SHARES EVIDENCED HEREBY SHALL NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF ROBERT J. WARD. ANY CERTIFICATES HEREAFTER ISSUED IN RESPECT OF THE SHARES EVIDENCED HEREBY SHALL CONTINUE TO BEAR THIS LEGEND UNLESS OTHERWISE SPECIFIED BY ROBERT J. WARD OR HIS HEIRS IN A LETTER DIRECTED TO THE CORPORATION.

b.                                      Adams agrees to instruct the Corporation to issue all certificates representing any of the Legended Shares to bear the above-referenced legend and not to transfer any of the Legended Shares without the prior written consent of Ward, which Ward agrees to give for arm’s-length transactions for value with unaffiliated third parties so long as, after giving effect to such transfer, Adams continues to hold at least twenty-five percent (25%) of the Legended Shares, which untransferred shares continue to be evidenced by certificates bearing the legend set forth in this Section 1, while the transferred shares shall not bear the legend set forth in this Section 1.

c.                                       Adams agrees that he shall transfer the necessary amount of Legended Shares to Ward to the extent necessary to cause Ward to own one percent (1%) of Corporation’s Common Stock on a fully diluted basis within ten (10) days after a dilutive transaction occurs. Adams agrees further to, and hereby does, instruct the Corporation, upon delivery of any certificate evidencing Legended Shares held of record by Adams, to transfer shares from Adams to Ward to comply with the anti-dilution provisions of this Agreement when so instructed by Ward and to record said transfers in the Corporation’s share register. Adams and Ward agree to take any and all further actions necessary to effectuate the terms of this Agreement, including the giving of notices and instructions to the Corporation, in conformity with this Agreement.

d.                                      Adams’ obligation under this Section 1 shall cease and terminate at such time as the Legended Shares have been reduced by dilutive transactions to seventy-five (75%) of the original number of Legended Shares, after taking into account any securities issued in exchange therefor, provided that Adams shall have complied with all of his transfer obligations hereunder. For purposes of this paragraph d., dilutive transactions ("Dilutive Transactions") shall mean stock issuances. Adams will instruct the Corporation not to engage in any transaction that would defeat the purpose and intent of this Agreement.

e.                                       Dilutive Transactions shall not include stock issuances by the Corporation for (i) common stock issued pursuant to exercise of 90,900 stock options; and (ii) the conversion of the Series B Preferred Stock issued to CSVC (defined below) and the Ligons (defined below) on May 26, 2000.

f.                                         This Agreement creates an interest in property of Adams in favor of Ward and is not an executory contractor for purposes of the U.S. Bankruptcy Code and any other insolvency law. In furtherance thereof, Adams agrees that, upon request of Ward, Adams shall deliver all certificates to Ward evidencing Legended Shares, unendorsed, for Ward to hold with the status of secured creditor.

g.                                      Adams and Ward acknowledge and agree that Adams is pledging shares of Common Stock to Capital Southwest Venture Corporation (“CSVC”) and Samuel B. and Patricia P. Ligon (the “Ligons”) to secure the Corporation’s obligations to CSVC and the Ligons. The pledged shares of Adams shall not bear the legend set forth above and may not be used to satisfy Adams' obligations hereunder. CSVC and the Ligons shall be third party beneficiaries of this Agreement entitled to enforce the provisions of this Agreement.

2.             Notices. Any notices or other communications required or permitted hereunder or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or five business days after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

If to Roger R. Adams:

Roger R. Adams
4400 West Plano Parkway
Plano, Texas 75093
Facsimile: 972.985.1256

If to Robert J. Ward:

Robert J, Ward
1601 Bryan Street, 30th Floor
Dallas, Texas 75201
Facsimile: 214.880.0011

or such other address as the person to whom notice is to be given has furnished in writing to the other parties.

3.             Amendment. This Agreement may be amended by the parties hereto at any time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

4.             Assignment. Either party hereto may assign his rights or obligations, in whole or in part, under this Agreement, provided that the party making such assignment shall give notice to the other party within seven (7) days after such assignment is effected, giving the name and address of the assignee, and such assignee shall agree in writing to be fully bound by all of the obligations of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns.

5.             Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.             Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof and shall be performable in Dallas County, Texas,

7.             Entire Agreement. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder,

8.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed original signatures for the purposes of enforcing this Agreement.

9.             Severability. In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

10.           Gender. All references to a gender shall be deemed to include a reference to all genders, and all references to the singular shall be deemed to include a reference to the plural and vice versa.

11.           Acknowledgment. Adams and Ward agree and acknowledge that they are entering into this Agreement of their own free will and each has had an opportunity to carefully review and consider this Agreement, along with the opportunity to seek and consult with independent legal counsel.

12,           Construction. Adams and Ward agree that this Agreement shall not be strictly construed against any party.

13.           Equitable Relief. The parties hereto acknowledge and agree that a breach of the agreements contained herein will cause irreparable harm to the other party for which a remedy for damage will be inadequate. Therefore, each party agrees that injunctive relief is a necessary and appropriate remedy for breach hereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

/s/ Roer R. Adams
Roger R. Adams

/s/ Robert J. Ward
Robert J. Ward